Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” within the Statement of Additional Information and to the incorporation by reference of our reports dated December 21, 2020 for Harbor Capital Appreciation Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Fund, Harbor Disruptive Innovation Fund (formerly, Harbor Mid Cap Growth Fund), Harbor Mid Cap Value Fund, Harbor Small Cap Growth Fund, Harbor Small Cap Value Fund, Harbor Strategic Growth Fund, Harbor Diversified International All Cap Fund, Harbor Emerging Markets Equity Fund, Harbor Focused International Fund, Harbor Global Leaders Fund, Harbor International Fund, Harbor International Growth Fund, Harbor International Small Cap Fund, Harbor Overseas Fund, Harbor Robeco Emerging Markets Conservative Equities Fund, Harbor Robeco Global Conservative Equities Fund, Harbor Robeco International Conservative Equities Fund, Harbor Robeco US Conservative Equities Fund, Harbor Robeco Emerging Markets Active Equities Fund, Harbor Bond Fund, Harbor Convertible Securities Fund, Harbor Core Bond Fund, Harbor High-Yield Bond Fund, Harbor Money Market Fund, Harbor Target Retirement Income Fund, Harbor Target Retirement 2020 Fund, Harbor Target Retirement 2025 Fund, Harbor Target Retirement 2030 Fund, Harbor Target Retirement 2035 Fund, Harbor Target Retirement 2040 Fund, Harbor Target Retirement 2045 Fund, Harbor Target Retirement 2050, Harbor Target Retirement 2055 Fund and Harbor Target Retirement 2060 (the Funds comprising the Harbor Funds) in the Registration Statement (Form N-1A) of the Harbor Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 166 under the Securities Act of 1933 (File No. 33-5852).

Chicago, IL

August 31, 2021